Exhibit 10.1.4.2

AMENDMENT
TO THE
CONSOLIDATED EDISON
RETIREMENT PLAN

Amending the Retirement Plan to
Clarify the Administration of
the Annual Variable Pay Award and
To Limit the Percent of the O&R ATIP
Taken Into Account for
Pension Calculation Purposes

Exhibit 10.1.4.2

Whereas, pursuant to the authority of the Board of Directors and Board of Trustees, as set forth in Article X, Amendment, Merger, and Termination, Section 10.01, Amendment of the Plan, to amend in whole or in part any or all of the provisions of the Plan; and further
Whereas, on July 20, 2017, the Board of Directors and Board of Trustees resolved amending the Retirement Plan, effective January 1, 2017, to institute a maximum amount of the annual incentive compensation included in determining future pension benefits for non-officer management employees of Orange and Rockland Utilities, Inc. to 36 percent of annual basic straight time salary; and further

Whereas, that the Vice President - Human Resources (an "Authorized Officer") acting individually be, and hereby is, authorized to take the necessary actions to execute amendments to the Plan, the amendments to be in such form as the Authorized Officer executing the same may approve, his or her execution thereof to be evidence conclusively of his or her approval thereof; and it is further

Now, therefore, The Retirement Plan is amended as set forth below:

Exhibit 10.1.4.2

Amendment Number 1

    The Introduction is amended, to add at the end of that Section:

As a result of the Board of Directors and Board of Trustees approval on July 20, 2017, to amend the Plan, effective January 1, 2017, the Plan is amended to introduce a limit to the percentage amount of an Annual Team Incentive Plan ("ATIP") that will be taken into account in determining future pension benefits for non-officer management employees of Orange and Rockland Utilities, Inc. under the Career Average Formula and Cash Balance formula.

Amendment Number 2

Article I, Definitions, Section 1.11, Annual Variable Pay Award, is amended, effective January 1, 2017, in two ways: (1) by adding a sentence to the end of the definition limiting to 36 percent (36%) the amount of an Annual Team Incentive Award (“ATIP”) that will be taken into account in calculating the Pension Allowance of an O&R management participant and (2) clarifying that it is the rate of salary or pay as of the December 31st (and not January 1st ) that is used to administer the Annual Variable Pay Award to read as follows:

Annual Variable Pay Award
means the amount awarded, if any, to a Participant in a Plan Year under CECONY’s variable pay compensation plan or O&R’s ATIP. For an Employer other than CECONY or O&R, Annual Variable Pay Award means the

Exhibit 10.1.4.2

amount awarded, if any, to a Participant in a Plan Year under that Employer’s short-term incentive compensation plan that has been approved by the Plan Administrator. Approval by the Plan Administrator of any short-term incentive compensation plan is on a prospective basis. Effective November 15, 2001, the amount of any award to be counted under this Retirement Plan for a CECONY Participant or a CEI Participant, (other than and not including a CEI Participant who is an O&R Management Employee and who receives an award under the ATIP), shall not exceed 25% of the Participant’s rate of base annual salary or pay in effect as of December 31st of the Plan Year prior to the Plan Year in which the award is paid. Any awards under a long-term incentive compensation plan shall not be includible in any Annual Variable Pay Award. Commissions paid by an Employer also shall be considered to have been awarded pursuant to a short-term incentive compensation plan and shall be subject to the overall aggregate limit of 25% of base annual salary (exclusive of commissions).

Effective January 1, 2017, the amount of any Annual Variable Pay Award, to be counted under the Retirement Plan for all formulas, for a non-officer CECONY Management Participant, or a non-officer of Con Edison Transmission, Inc., or a non-officer of Con Edison Clean Energy Businesses, Inc. will be increased from 25 percent up to but not exceed 36 percent of her or his annual rate of basic straight time salary or pay in

Exhibit 10.1.4.2

effect as of December 31st of the Plan Year prior to the Plan Year in which the award is paid.

Effective January 1, 2017, the amount of any Annual Team Incentive Award to be counted under the Retirement Plan for all formulas and for a non-officer O&R Management Participant shall not exceed 36% of the O&R Management Participant’s rate of base annual salary or pay in effect as of December 31st of the Plan Year prior to the Plan Year in which the award is paid.

Amendment Number 3

Article IV, Eligibility For and Amount of Benefits, Section 4.02, Normal Retirement Pension Allowance, Subsection 4.02(b)(2)(ii) is amended, to clarify that, effective January 1, 2017, the word “entire” will no longer apply and, in its place, prospectively, will be replaced by reference to Article I, Definition, Annual Variable Pay Award, including, if applicable, any limit of an Annual Variable Pay Award. Such language is repeated here solely for the avoidance of any doubt,:

(ii)
The entire amount, if any, of a CEI Participant’s Annual Variable Pay Award shall be included in the CEI Participant’s Annual Compensation in the calendar quarter in which the Annual Variable Pay Award is paid.

Exhibit 10.1.4.2

Effective January 1, 2017, the amount, if any, of a CEI Participant’s Annual Variable Pay Award, as that term is defined in Article I, Definitions, of this Retirement Plan, will be included in the CEI Participant’s Annual Compensation in the calendar quarter in which the Annual Variable Pay Award is paid.

IN WITNESS WHEREOF, the undersigned has caused this
instrument to be executed on December 18 , 2017

/s/ Richard Bagwell
Vice President of Human Resources of
Consolidated Edison Company of New York, Inc.
And the Plan Administrator of the Retirement Plan